Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 12, 2012 relating to the consolidated financial statements, which appears in Michael Kors Holdings Limited’s Annual Report on

Form 20-F for the fiscal year ended March 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 19, 2013